UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2009 (December 4, 2009)
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 4, 2009, Western Gas Partners, LP (the “Partnership”), together with its general partner and certain subsidiaries, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Wells Fargo Securities, LLC relating to the public offering of 6,000,000 common units representing limited partnership interests in the Partnership at the public offering price less underwriting discounts and commissions. Pursuant to the Underwriting Agreement, the Partnership has also granted the underwriters a 30-day option to purchase up to an additional 900,000 common units at the same price.
     The transaction under the Underwriting Agreement closed on December 9, 2009. The net proceeds from the sale of the common units sold pursuant to the Underwriting Agreement (assuming no exercise of the underwriters’ option to purchase additional common units) are approximately $106.4 million (including the proportionate capital contribution by the Partnership’s general partner and after deducting underwriting discounts and commissions and estimated expenses).
     The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-160000), which became effective on August 17, 2009.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
Relationships
     From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
1.1	Underwriting Agreement, dated December 4, 2009 by and among the Partnership, Western Gas Holdings, LLC, Western Gas Operating, LLC and WGR Operating, LP and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Wells Fargo Securities, LLC.

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding legality of the securities being registered.

8.1	Opinion of Bingham McCutchen LLP relating to tax matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP
	By:	Western Gas Holdings, LLC, its general partner

Dated: December 9, 2009	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated December 4, 2009 by and among the Partnership, Western Gas Holdings, LLC, Western Gas Operating, LLC and WGR Operating, LP and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Wells Fargo Securities, LLC.

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding legality of the securities being registered.

8.1	Opinion of Bingham McCutchen LLP relating to tax matters.